UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2010 (February 2, 2010)

CTS CORPORATION

(Exact Name of Company as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Company’s Telephone Number, Including Area Code:                 (574) 523-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 2, 2010, the Board of Directors of CTS Corporation, an Indiana corporation (the “Company”), acting pursuant to the Indiana Business Corporations Law, has approved amendments to Article VI, Section 11 and Article VII, Section 4 of the Bylaws to require additional disclosures from persons proposing business to be conducted or director nominees for election at the annual meeting of the Company’s shareholders, including information regarding the nominee and any Shareholder Associated Person.  “Shareholder Associated Person” of any shareholder means (1) any person acting in concert with such shareholder, (2) any beneficial owner of shares of stock of the Corporation as defined in Indiana Code §23-1-20-3.5, and (3) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person.

The amended Bylaws require disclosure of certain identifying information and Company securities ownership information for director nominees and Shareholder Associated Persons. In addition, new disclosures require persons proposing business or director nominees to show, for themselves, the nominee, or any Shareholder Associated Person:  the investment intent when acquiring Company securities and whether there exists any short interest in Company securities; the nominee holder of, and number of, Company shares owned beneficially but not of record; whether any of them have engaged in hedging, derivative, or other similar transactions; whether any of them have any substantial direct or indirect interest in the Company other than an interest arising from the ownership of securities of the Company where they receive no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; a description of all other arrangements or understandings between them, as well as the investment strategy or objective and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person, and; to the extent known, the name and address of any other shareholder supporting the proposal or director nominee.  In addition, director nominees are required to certify that they are not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company in connection with service or action as a director that has not been disclosed to the Company.

The amended Bylaws clarify that the postponement or adjournment of an annual meeting does not commence a new time period for giving shareholder notices and harmonize the numbering of certain paragraphs.

The foregoing description of the Bylaw amendment is qualified by the reference to the full text of the restated Bylaws which are attached hereto as Exhibit 3 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

                                /s/   Richard G. Cutter, III
By:        Richard G. Cutter, III
      Vice President, Secretary and General Counsel

Date:  February 8, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3	Bylaws as amended, effective February 2, 2010